Exhibit 5.1

DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 www.dlapiper.com T 919.786.2000 F 919.786.2200

March 13, 2018

Board of Directors

Phillips Edison Grocery Center REIT III, Inc.

11501 Northlake Drive

Cincinnati, Ohio 45249

Re:          Registration Statement on Form S-11

Ladies and Gentlemen:

We serve as counsel to Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance by the Company of up to $1.7 billion of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, pursuant to the Registration Statement on Form S-11 (No. 333-217924) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). This opinion letter is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

2.          The Company’s Articles of Amendment and Restatement (the “Charter”), as filed as an exhibit to the Registration Statement and as filed by the Company with the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          Form of Articles of Amendment and Form of Articles Supplementary, each as filed as an exhibit to the Registration Statement and certified as of the date hereof by an officer of the Company, as will be filed by the Company with the SDAT prior to the effectiveness of the Registration Statement;

4.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

March 13, 2018

Board of Directors

Phillips Edison Grocery Center REIT III, Inc.

Page Two

5.          Resolutions adopted by the Board of Directors of the Company relating to the registration, sale and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.          A certificate executed by R. Mark Addy, President and Chief Operating Officer of the Company, dated as of the date hereof; and

8.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

4.          All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.          The final versions of all Documents reviewed by us in draft form will conform to such drafts in all respects material to the opinions expressed herein.

6.          None of the Shares will be issued or transferred in violation of Section 5.8 or Article VI of the Charter or any other restriction or limitation on transfer and ownership of shares of stock of the Company contained in the Charter, the Articles of Amendment or the Articles Supplementary.

7.          Upon the issuance of any Shares, the total number of Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class of Shares designated pursuant to the Articles Supplementary, will not exceed, respectively, the total number of Shares or the number of shares of such class of Shares that the Company is then authorized to issue under the Charter and the Articles Supplementary.

March 13, 2018

Board of Directors

Phillips Edison Grocery Center REIT III, Inc.

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8.          Prior to the issuance of any of the Shares, the Articles of Amendment and Articles Supplementary will be filed with and accepted for record by the SDAT.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The Shares have been duly authorized and, upon issuance and delivery of the Shares in the manner contemplated by the Resolutions, the Charter, the Articles of Amendment, the Articles Supplementary and the Registration Statement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinions expressed herein are subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)